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MINNESOTA MUTUAL                                             ANNUITY APPLICATION
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The Minnesota Mutual Life Insurance Company * Annuity Services * 400 Robert Street North * St. Paul, Minnesota 55101-2098
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          For Group, Flexible Contributions, Deferred Annuity Under Group 403(b) Contracts issued to the
          Church of the Nazarene, Board of Pensions and Benefits USA and for a Group Variable Annuity
          Contract issued to the Church of the Nazarene Tax Sheltered Annuity Plan Trust

     -------------------------------------------------------
A.   Full Name of Participant (Employee)                         H.   Check annuity contract options for which you are
     -------------------------------------------------------          applying:
     Sex       Age       Date of Birth       Place of Birth
                         (MO.,DAY,YEAR)      (CITY, STATE)            / / Option A - Flexible Benefit Options Account
     / /M/ /F
     -------------------------------------------------------          / / Option B - Limited Benefit Options Account
     Residence           No.            Street
                                                                      / / Option D - Group Variable Annuity Account WITH
     -------------------------------------------------------              a purchase payment account allocation of:
     City                     State               Zip
                                                                                % MIMLIC Money Market
     -------------------------------------------------------               ----
     Occupation                                                                 % MIMLIC Growth
                                                                           ----
     -------------------------------------------------------                    % MIMLIC Asset Allocation
     Participant's Social Security Number                                  ----
                                                                                % MIMLIC Index 500
     -------------------------------------------------------               ----
B.   Name of Employer                                                           % Vanguard Long Term Corporate
                                                                           ----
     -------------------------------------------------------                    % Vanguard Wellington
     Address of Employer                                                   ----
     No.                 Street                                                 % Fidelity Contrafund
     -------------------------------------------------------               ----
     City                     State               Zip                           % Scudder International
                                                                           ----
     -------------------------------------------------------                    % Janus Twenty
                                                                           ----
C.   District Affiliation (if any)                                          100 % TOTAL MUST EQUAL 100%

     -------------------------------------------------------               FOR OPTION D, COMPLETE THE DISCLOSURE FORM ON THE
D.   Spouse's Name                                                         REVERSE SIDE.

     -------------------------------------------------------               The Prospectuses for the Group Variable Annuity
E.   Date of Birth       Spouse's Social Security Number                   Account and the MIMLIC Series Fund, Inc. each refer
                                                                           to a Statement of Additional Information.  Would you
     -------------------------------------------------------               like us to send you a copy?  / / Yes    / / No
F.   Name of Beneficiary   Date of Birth     S.S. Number
                                                                      I.   I represent that the statements and answers in this
     -------------------------------------------------------               application are full, complete, and true to the best of
     Relationship                                                          my knowledge.  I agree that they are to be considered
                                                                           the basis of any annuity issued.
     -------------------------------------------------------
     If living, otherwise to:                                         -------------------------------------------------------
                                                                      SIGNATURE OF PARTICIPANT                     DATE
     -------------------------------------------------------          -------------------------------------------------------
     -------------------------------------------------------          X
     -------------------------------------------------------          -------------------------------------------- ----------
     Unless otherwise stated, the designation is revocable            EMPLOYER
     and beneficiaries of like class shall share equally with                  ----------------------------------------------
     right of survivorship.                                           per  X
                                                                          ---------------------------------------------------
G.   Special Instructions or Remarks                                                 (TREASURER OR SECRETARY OF BOARD)
                                    ------------------------
     -------------------------------------------------------          signed at                          Date
     -------------------------------------------------------                    ------------------------      ---------------
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TO BE COMPLETED FOR OPTION D BY AUTHORIZED REPRESENTATIVE
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To the best of my knowledge, this contract / / will / / will not replace or change an existing insurance or annuity contract.
I certify that a current Prospectus was delivered.  No written sales materials were used other than those approved by the
Home Office.  I have determined this to be a suitable investment based on my knowledge of the participant's investment objectives and financial circumstances.
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SIGNATURE OF AUTHORIZED REPRESENTATIVE                                               AGENCY CODE              AGENT CODE
X                                                                                    2064                     421
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APPLICATION FOR OPTION D BECOMES EFFECTIVE ONLY UPON ACCEPTANCE BY MIMLIC SALES CORPORATION
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ACCEPTED BY                                                 DATE                     CASE NUMBER
X                                                                                    2856424-
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                                                                                     ----------------------------------------
                                   FOR OPTION D, ALSO COMPLETE REVERSE SIDE            CERTIFICATE #
                                                                                     ----------------------------------------


95-9325

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                    GROUP VARIABLE ANNUITY ACCOUNT DISCLOSURE

     (Must be completed for Option D - Group Variable Annuity Applications)
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ADDITIONAL INFORMATION
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OCCUPATION                                        NUMBER OF DEPENDENTS               AGES

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FINANCIAL PROFILE
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APPROXIMATE ANNUAL INCOME                    $              RANK YOUR INVESTMENT OBJECTIVES FROM 1 TO 5
                                               --------     (1 is of greatest importance, 5 is of least importance)
APPROXIMATE NET WORTH                        $                    Conservative Income/Capital Preservation
                                               --------     -----
TAX BRACKET                                           %           Current Income
                                               --------     -----
ASSET BREAKDOWN                              APPROXIMATE          Conservative Growth/Total Return
                                                            -----
  SAVINGS (MONEY MARKET FUNDS)               $                    Growth
                                               --------     -----
  INSURANCE ($       FACE AMOUNT)            $                    Aggressive Growth
               -----                           --------     -----
                                             (CASH VALUE)
  STOCKS/BONDS/MUTUAL FUNDS                  $                    -------------------------------------------------
                                               --------
  REAL ESTATE                                $              RISK TOLERANCE (check one box)
                                               --------
  BUSINESS INTERESTS                         $                / /  Low Risk
                                               --------
  RETIREMENT FUNDS                           $                / /  Moderate Risk
                                               --------
                                                              / /  High Risk
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SIGNATURE
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In connection with your investment, please read the following:


  * I understand that provisions of Section 403(b)(11) of the Internal Revenue Code restrict the timing of distributions from the tax sheltered annuity contracts such as that described in this application. Distributions are restricted to certain stated events such as: attainment of age 59-1/2, separation from service, disability, death, or hardship. I understand that the restrictions do not alter my contractual ability to transfer the accumulation values among the sub-accounts available under the contract or to exchange my TSA contract for another, provided that the transaction meets the requirements of the Code and that any required agreements, including those requiring the consent of the employer, are executed prior to the transfer.

  * I have received and had an opportunity to read a current copy of the prospectus for this investment prior to investing.

  * I have been informed of all charges and expenses associated with this investment.

  * I realize that this may be a long-term investment which should be held for a number of years. Surrendering in the short term may result in a loss.

  * I am aware there is no assurance that the initial objective(s) of this investment will be achieved. Thus, when I ultimately surrender the investment, I may receive more or less than the amount I invested.

  * I realize that the element of risk is inherent in any investment - what varies is the degree of risk. Generally, the greater the expected return, the greater the risk I must be willing to assume.

 *   Given my personal circumstances, this is a suitable investment.

I believe the information provided on this form is true and accurate to the best of my knowledge. I have read and agree with the above statements.
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SIGNATURE OF PARTICIPANT                                         DATE
X
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